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                                                                    EXHIBIT 21.1


                  SUBSIDIARIES OF IASIS HEALTHCARE CORPORATION

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Name of Subsidiary
(As stated in its organizational document                     State or Other Jurisdiction
and under which it does business)                           of Incorporation or Organization
---------------------------------                           --------------------------------
Baptist Joint Venture Holdings, Inc.                                   Delaware
Beaumont Hospital Holdings, Inc.                                       Delaware
Biltmore Surgery Center, Inc.                                          Arizona
Biltmore Surgery Center Holdings, Inc.                                 Delaware
CliniCare of Utah, Inc.                                                Delaware
Davis Hospital & Medical Center, Inc.                                  Delaware
Davis Surgical Center Holdings, Inc.                                   Delaware
Health Choice Arizona, Inc.                                            Delaware
IASIS Healthcare Holdings, Inc.                                        Delaware
IASIS Healthcare MSO Sub of Salt Lake City, LLC                        Utah
IASIS Management Company                                               Delaware
Jordan Valley Hospital, Inc.                                           Delaware
Metro Ambulatory Surgery Center, Inc.                                  Delaware
Pioneer Valley Health Plan, Inc.                                       Delaware
Pioneer Valley Hospital, Inc.                                          Delaware
Rocky Mountain Medical Center, Inc.                                    Delaware
Salt Lake Regional Medical Center, Inc.                                Delaware
Sandy City Holdings, Inc.                                              Delaware
Southridge Plaza Holdings, Inc.                                        Delaware
First Choice Physicians Network Holdings, Inc.                         Delaware
SSJ St. Petersburg Holdings, Inc.                                      Delaware
Memorial Hospital of Tampa, LP                                         Delaware
Mesa General Hospital, LP                                              Delaware
Odessa Regional Hospital, LP                                           Delaware
Palms of Pasadena Hospital, LP                                         Delaware
Southwest General Hospital, LP                                         Delaware
St. Luke's Behavioral Hospital Center, LP                              Delaware
St. Luke's Medical Center, LP                                          Delaware
Tempe St. Luke's Hospital,  LP                                         Delaware
Town & Country Hospital, LP                                            Delaware
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